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Exhibit 23.2

Consent of Independent Auditors

        We consent to the incorporation by reference in the Registration Statement (Form S-1) and related Prospectus of Athlon Energy Inc. ("Athlon") for the registration of 14,375,000 shares of its common stock (the "Registration Statement") of our report dated March 14, 2014, relating to our audit of Hibernia Energy, LLC as of and for the year ended December 31, 2013, which appears in Athlon's Current Report on Form 8-K/A dated June 2, 2014.

        We also consent to the incorporation by reference in the Registration Statement of our report dated April 8, 2014, relating to our audit of the Schedule of Direct Operating Revenues and Direct Operating Expenses of the Piedra Energy II, LLC assets for the year ended December 31, 2013, which appears in Athlon's Current Report on Form 8-K dated April 8, 2014.

        We also consent to the reference to our firm under the caption "Experts" included in the Prospectus, which is part of the Registration Statement.

/s/ WEAVER AND TIDWELL, L.L.P.

Houston, Texas
June 16, 2014

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  Exhibit 23.2
Consent of Independent Auditors